UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 29, 2012 (May 22, 2012)

Brown Shoe Company, Inc.

(Exact Name of Registrant as Specified in its Charter)

New York (State or other jurisdiction of incorporation)	1-2191 (Commission File Number)	43-0197190 (IRS Employer Identification Number)
8300 Maryland Avenue St. Louis, Missouri 63105 (Address of principal executive offices)
Registrant’s telephone number, including area code: (314) 854-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Principal Officer

Mark E. Hood, the Company’s Senior Vice President and Chief Financial Officer, will be stepping down as Senior Vice President and Chief Financial Officer of the Company as of June 8, 2012, and he will no longer be an officer of the Company as of that date, and he will be terminating his employment with the Company as of June 30, 2012.

Appointment of Principal Officer

On May 22, 2012, Russell C. Hammer was appointed as Senior Vice President and Chief Financial Officer for the Company effective June 11, 2012.  Mr. Hammer is 55 years old and most recently served as Chief Financial Officer of Orbitz Incorporated, a global online travel company, from January 2011 until June 2012. Previously, Mr. Hammer served as the Chief Financial Officer of Crocs, Incorporated, a designer, manufacturer and retailer of footwear, from January 2008 until December 2010, and from 1978 until 2007, Mr. Hammer served as an executive at Motorola, Incorporated, a global supplier of wireless handsets and mobile communication products, in a variety of positions including: Chief Financial Officer and Corporate Vice President of the Connected Home Solutions Business (from April 2005 to August 2007); Chief Audit Officer (from 2001 to 2002); Chief Financial Officer of the Asia Cellular Subscriber Business (from 1998 to 2001); and Chief Financial Officer of the Global Subscriber Paging Business (from 1997 to 1998).

Mr. Hammer will receive a base salary of $475,000. He will also be eligible to receive an annual cash incentive award with a target amount of 70% of his base salary, with the threshold for his annual cash incentive award to be one-half of the target amount and the maximum possible award to be two times the target amount. This annual award will be linked to the achievement of financial objectives as measured by the earnings performance of the Company as compared to targeted levels, as well as his individual objectives. For fiscal 2012, he has been guaranteed an annual cash incentive award of at least $332,500.  Mr. Hammer will receive a $500,000 sign-on bonus, which he will be required to repay fully if he quits or is terminated for cause within one year of beginning his employment and of which he will be required to repay half if he quits or is terminated for cause more than one year, but within two years of beginning his employment.

The Compensation Committee of the Board of Directors approved a grant of 33,350 shares of restricted stock that will vest after four years, and a grant of 67,350 shares of restricted stock that will vest 16,837 shares each year for three years and 16,839 shares after four years.  In addition, Mr. Hammer will participate in the Company’s long-term incentive plan for 2012-2014, and his target payout is 8,350 performance shares and a cash opportunity of $225,000, based on the Company achieving certain earnings per share and compound annual sales growth rate targets. If the Company does not achieve certain performance goals, the performance shares will not be issued and if the Company exceeds those goals, the award can be as much as 200% of the targeted award opportunity. All stock-based awards will be made pursuant to the Brown Shoe Company, Inc. Incentive and Stock Compensation Plan of 2011.

Mr. Hammer has entered into a severance agreement providing that if he is terminated by the Company without cause (or he terminates his employment within 90 days after the occurrence of good reason) prior to a change in control (as defined) or more than 24 months after a change in control, then he will be entitled to receive: a lump sum cash payment following termination equal to 200% of his base salary at the highest rate in effect at any time during the 12 months immediately preceding termination (including targeted bonus for the current year); a cash payment equal to his prorated bonus for the year of termination, payable based on performance level achieved during the performance period and at the same time as other participants receive such payments; coverage under our medical/dental plans for 18 months followed by a cash payment equal to the Company’s cost for an additional 6 months of medical/dental coverage; immediate vesting of his restricted stock and outstanding stock options that would have vested over the two-year period following termination; and outplacement services. If, within 24 months after a change in control, Mr. Hammer’s employment is terminated without cause by the Company or, during that 24-month period, he terminates his employment within 90 days after the occurrence of good reason, he will be entitled to receive: a lump sum cash payment equal to 300% of his base annual salary at the highest rate in effect at any time during the 12 months immediately preceding termination (including targeted bonus for the current year); cash payment for the pro-rated targeted bonus for the year of termination; coverage under our medical/dental plans for 18 months followed by a cash payment equal to the Company’s cost for an additional 18 months of medical/dental coverage; immediate vesting of all awards of restricted stock and outstanding stock options; outplacement services; and three years will be added to his credited service under our Supplemental Executive Retirement Plan (SERP). Regardless of the reason for termination, he will be required to comply with certain post-termination restrictions, including, but not limited to, not providing any executive level or consulting services to any competitor in the footwear industry or interfering with the Company’s customer relationships.  Mr. Hammer’s Severance Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

As an employee and executive officer of the Company, Mr. Hammer may receive certain benefits and perquisites, including medical and dental insurance, life insurance, disability insurance, additional executive disability insurance, executive physicals, financial and tax planning services, four weeks of vacation, educational assistance and eligibility for product discounts that are available to all employees. In addition, after completing one year of service, he will be eligible to participate in the Company’s 401(k) plan (under which the Company matches 75% of the participant’s first 2% of deferred compensation and 50% of the next 4% of deferred compensation) and the Company’s qualified retirement plan (under which benefits are fully funded by the Company and vests after five years of service). Also, he will be eligible to participate in the Company’s SERP. The purpose of the SERP is to supplement the benefits payable under the qualified retirement plan, which are otherwise reduced based on the limitations of Sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended.  Mr. Hammer’s benefits under the SERP will be based upon the same benefit formula as is used for the qualified retirement plan.

Item 5.07   Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders held on May 22, 2012, three proposals described in the Notice of Annual Meeting of Shareholders dated April 10, 2012, were voted upon:

1.
The shareholders elected six directors, Mario L. Baeza, Mahendra R. Gupta, Michael F. Neidorff and Harold B. Wright, each for a term of three years; Carla Hendra for a term of two years; and Hal J. Upbin for a term of one year. The voting for each director was as follows:

Directors	For	Withheld	Broker Non-Votes
Mario L. Baeza	31,633,105	1,484,428	5,091,196
Mahendra R. Gupta	31,673,444	1,444,089	5,091,196
Carla Hendra	31,679,917	1,437,616	5,091,196
Michael F. Neidorff	31,389,681	1,727,852	5,091,196
Hal J. Upbin	31,669,894	1,447,639	5,091,196
Harold B. Wright	31,623,830	1,493,703	5,091,196

The following directors have terms of office that continue after the meeting: Ronald A. Fromm, Ward M. Klein, Steven W. Korn, Patricia G. McGinnis, W. Patrick McGinnis and Diane M. Sullivan.

2.	The shareholders ratified the appointment of our independent registered public accountants, Ernst & Young LLP. The voting was as follows:

For	Against	Abstaining
37,369,465	747,771	91,493

3.	The shareholders approved the advisory resolution regarding executive compensation (“say on pay”). The voting was as follows:

For	Against	Abstaining	Broker Non-Votes
30,513,410	1,473,852	1,130,271	5,091,196

Item 8.01 Other Events.

On May 22, 2012, the Board determined that the 2013 Annual Meeting of Shareholders will be held on Thursday, May 30, 2013.

Item 9.01   Financial Statements and Exhibits.

(d)              Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN SHOE COMPANY, INC.

Date: May 29, 2012	By: /s/ Michael I. Oberlander
Michael I. Oberlander
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Severance Agreement, effective June 11, 2012, between the Company and Russell C. Hammer.